News Release

March 23, 2000

Source:   W. R. Carpenter North America, Inc

Contact:  Graham D. Croot, W.R. Carpenter North America, Inc. (559) 662-3906


         W.R. CARPENTER ANNOUNCES RESIGNATION OF RICK PENKERT


         MADERA, CA., March 23, 2000 -- W.R. Carpenter North America, Inc.
(the "Company") announced today the resignation of Mr. Rick Penkert, Vice President and General Manager of Horizon High Reach, Inc. which is to take effect immediately. The Board of Directors of the Company announced that Mr. Shaun Flanagan, a Board member of Horizon High Reach, Inc. and Mr.Penkert's immediate predecessor, will assume the duties and responsibilities of Vice President and General Manager until a successor is found. Mr. Penkert will continue with Horizon High Reach, Inc. until early April, 2000 in a transition arrangement with Mr. Flanagan.

         The Company serves as the holding company for its two subsidiaries, UpRight, Inc., a leading manufacturer of aerial work platforms, and Horizon High Reach, Inc., a leading industrial equipment rental, sales and service company specializing in aerial work platforms.